EX-23

                            CONSENT OF ACCOUNTANTS

                            Stefanou & Company, LLP
                               McLean, Virginia



December 17, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Majestic Companies, Ltd. - Form S-8

Dear Sir/Madame:

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-
8 of our report in The Majestic Companies, Ltd.'s Form 10-KSB filed on March 30, 2001, and to all references to our firm included in this Registration Statement.

                                            Sincerely,


                                            /s/  Peter Stefanou
                                            Peter Stefanou, CPA